UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

March 7, 2006

GOOGLE INC.

(Exact name of registrant as specified in its charter)

Delaware	0-50726	77-0493581
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1600 Amphitheatre Parkway

Mountain View, CA 94043

(Address of principal executive offices, including zip code)

(650) 253-4000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

On March 2, 2006, Google Inc. posted its Analyst Day presentations on its Investor Relations website, http://investor.google.com/. The initial posting inadvertently contained certain annotated comments not intended to be presented at Analyst Day, including the following statements:

“Our ads business for the moment is healthy and growing and we’re on a strong trajectory

•	projected to grow from $6bn this year to $9.5bn next year based purely on trends in traffic and monetization growth.

But strong competitors are attempting to aggregate traffic

•	AdSense margins will be squeezed in 2006 and beyond”;

“To really get down to brass tacks, we’re going to: Execute well on our core ads projects to help us exceed the $9.5bn target (and backfill any AdSense partner loss) and drive advertiser satisfaction”; and

“In terms of estimating [stock-based compensation] charges for 2006, there are two things to consider:

•	The amount of the charge related to awards issued prior to 2006 AND the new awards that are issued throughout 2006

•	The first part, the amount related to grants prior to 2006, is $342 mm”

The statements regarding $9.5 billion in 2006 ad revenue and AdSense margins were not speaker notes prepared for the Analyst Day presentation, and were inadvertently included in the Analyst Day slides. These statements were instead speaker notes prepared early in the fourth quarter of 2005 for an internal product strategy presentation. These notes were not created for financial planning purposes, and should not be regarded as financial guidance. Consistent with past practice, Google is not providing revenue guidance. In addition, the statement with respect to AdSense margins does not reflect Google’s current expectations.

The statements regarding stock-based compensation were also inadvertently included in the Analyst Day slides. However, the statement regarding the stock-based compensation charge of $342 million, which relates to stock awards granted to employees and directors prior to 2006, is a materially accurate reflection of Google’s current expectations.

Safe Harbor Statement

This Form 8-K contains forward-looking statements that involve risks and uncertainties, including statements regarding our revenue, AdSense margins and stock-based compensation charge. Actual results may differ materially from our expected results. Factors that could cause actual results to differ from our expectations include competition, our ability to continue to attract users to our web sites, our ability to attract web sites to our AdSense program, general economic conditions and those economic conditions specific to the Internet and Internet advertising, our ability to innovate and improve monetization, the growth of the market for internet advertising, our ability to penetrate foreign markets, geopolitical events such as war, threat of war or terrorist, and the forfeiture rate on our stock awards. More information about potential risk factors is included in our report on Form 10-Q for the quarter ended September 30, 2005, and from time to time in other reports that we file with the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

GOOGLE INC.

Date: March 7, 2006	/s/ Eric Schmidt
Eric Schmidt Chairman of the Executive Committee and Chief Executive Officer